UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2013

Tanke Biosciences Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53529	26-3853855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2801, East Tower of Hui Hao Building, No. 519 Machang Road Pearl River New City, Guangzhou, People’s Republic of China	510627
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-20-38859025

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Default under Senior Convertible Notes

As of February 10, 2013, Tanke Biosciences Corporation (the “Company”) is in default under the terms of the Company’s 8% Senior Convertible Notes (the “Senior Convertible Notes”) issued to certain accredited investors (the “Investors”). The default is the result of the Company’s failure to pay to the Investors approximately $7.67 million in principal plus accrued interest due and payable on February 9, 2013 under the terms of the Senior Convertible Notes.  The Company has agreed to release $230,000 held in escrow to the Investors, of which $68,178 will be used to pay Investors all remaining accrued interest, and the balance shall be applied towards the principal.

The Senior Convertible Notes were issued in connection with the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of February 9, 2011, between the Company and the Investors and, with respect to certain sections of the Securities Purchase Agreement, Euro Pacific Capital, Inc. (the “Investor Representative”) and Newbridge Securities Corporation, relating to the offering of 6,669,627 units at a purchase price of $1.15 per unit.  Each unit consisted of a $1.15 principal amount 8% Senior Convertible Note and a common stock purchase warrant to purchase one share of the Company’s common stock, with an exercise price of $1.40 per share.

As a result of the Company’s failure to pay all amounts due and payable under the Senior Convertible Notes as of February 9, 2013, all obligations of the Company under the Senior Convertible Notes shall be immediately due and payable and the Investors may exercise any other remedies the Investors may have under the transaction documents, at law or in equity.

The Company is currently in discussion with the Investor Representative and Investors regarding proposals relating to the Senior Convertible Notes and the Company’s default thereunder, including a repayment schedule for the remaining principal. Attached as Exhibit 99.1 is a letter to the Investors from the Company’s Chief Financial Officer, Gilbert Lee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Letter, dated February 13, 2013, to Investors that invested in the Company’s February 9, 2011 financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2013	TANKE BIOSCIENCES CORPORATION

	By:	/s/ Guixiong Qiu
		Name:	Guixiong Qiu
		Title:	Chief Executive Officer